Exhibit 99.1

Changing the way the world experiences light.

FOR IMMEDIATE RELEASE

LIGHTING SCIENCE GROUP APPOINTS PROMINIENT FINANCIAL INDUSTRY DIRECTOR

Leon Wagner, Co-Founder of GoldenTree Asset Management, Joins Company’s Board

Satellite Beach, Florida, December 22, 2010 – Lighting Science Group Corporation (OTCBB: LSCG), a leading LED lighting technology company, announced today that Leon Wagner has joined the Company’s board of directors.

Mr. Wagner was a founding partner and chairman of GoldenTree Asset Management, an alternative asset management firm specializing in leveraged loans, high yield bonds, distressed assets and equities in hedge, long only and structured funds. At the time of his retirement, GoldenTree managed in excess of $12 billion dollars in capital. He joins a distinguished group of current board members: Robert Bachman, David Bell, Charles Darnell, Zachary Gibler, Donald Harkleroad, Michael Kempner, Michael Moseley, and Richard Weinberg.

“Leon brings tremendous experience in corporate finance and he will quickly become a valued advisor and partner in Lighting Science Group’s future growth,” said Zachary Gibler, chief executive officer of Lighting Science Group.

Prior to founding GoldenTree, Mr. Wagner was the co-head of high yield sales and trading at CIBC World Markets. He joined CIBC in 1995 when it acquired The Argosy Group, LP. Mr. Wagner directed public and private placement marketing and structuring for high-yield issuance at both institutions.

From 1990 until 1993, Mr. Wagner was a partner in the Los Angeles-based high yield boutique Dabney/Resnick and Wagner, L.P. Between 1986 and to 1990, Mr. Wagner served as a senior vice president at Drexel Burnham Lambert in its High-Yield Department. From 1977 through 1986, Mr. Wagner served in a variety of positions at Shearson Lehman Brothers, ultimately becoming a senior vice president of Fixed Income.

“It is a great honor to join the board of this company,” said Leon Wagner. “Lighting Science Group is on the cutting edge of the global lighting technology sector and I look forward to helping this company achieve its vast potential.”

Mr. Wagner is also a distinguished philanthropist and the 2003 recipient of the Gustave L. Levy Award, presented by the UJA-Federation of New York, in recognition of service to the community. Mr. Wagner received his M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Lafayette College.

Mr. Wagner fills the vacancy resulting from the resignation of Carlos Gutierrez who accepted a position as Vice-Chairman of the Institutional Clients Group and member of the Senior Strategic Group of Citicorp.

About Lighting Science

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaries for a range of applications including public and private infrastructure for both indoor and outdoor applications. Lighting Science Group Design Works business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; the Company’s European operations are based in Goes, The Netherlands; and, the Company has a sales office in Sydney, Australia. Lighting Science Group has over 400 workers in its Satellite Beach, Florida manufacturing facility that builds lighting products from domestic and imported parts. Lighting Science Group is a Pegasus Capital Advisors portfolio company. More information about Lighting Science Group is available at www.lsgc.com.

Forward Looking Statements Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding the performance of the company, its directors and its products using terminology such as “will,” “should,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” or “believe.” Such statements reflect the current view of company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Media Contact

Andy Beck

MWW Group

202-585-2288

abeck@mww.com

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